CONSULTING AGREEMENT

As a condition of Vascular NewTech Holdings, SL (“Contracted Consultant”) being retained as a Contracted Consultant (or Contracted Consultant’s consulting relationship being continued) by Life Care Medical Devices Limited (LCMD ) a Hong Kong private limited company, with any of its current or future subsidiaries, affiliates, successors or assigns (collectively, the “Company”, Corporation”, “LCMD”, and in consideration of Contracted Consultant’s consulting relationship with the Company and Contracted Consultant’s receipt of compensation now and hereafter paid to Contracted Consultant by the Company, the Company and Contracted Consultant agree to the following.

1.           Duties.

a.           General. The Corporation hereby agrees to obtain the services of Vascular NewTech Holdings, SL and Contracted Consultant hereby agrees to provide services for the Corporation, on the terms and conditions hereinafter set forth.

b.           Contracted Consultant’s Duties. Commensurate with his/her background, education, experience and professional standing. Vascular NewTech Holdings, SL shall assume the responsibilities and perform the duties normally incident to the position of Director of Sales and Marketing for Europe and Middle East of the Corporation with regard to the duties enumerated below. Contracted Consultant shall devote no less than ten (40) working hours per week of his time, attention, energy, and skill to the business of the Corporation.

2.           Term and Termination. Contracted Consultant shall serve as a Contracted Consultant to the Company for a period commencing on January 1, 2012, and continuing until terminated according to the provisions of this Agreement. Either party may terminate the relevant portions of this Agreement relating to the Contracted Consultant’s consulting duties at any time, with or without reason, provided that they provide the other with at least 120 days’ advance written notice.

3.           Compensation.

a.           Contracted Consultant’s Fee. Contracted Consultant’s fee for performing the tasks mentioned in section 1 .b shall be as follows:

i.	Cash Compensation. $6,000 / month from January 1, 2012 forward, paid on a bi-monthly basis on the 15th and 30th day of each month, at a bank location to be designated by Vascular Newtech Holdings SL.

ii.	Cash Compensation. $9,500 / month from March 1, 2012 forward, paid on a bi-monthly basis on the 15th and 30th day of each month, at a bank location to be designated by Vascular Newtech Holdings SL.

iii.	Additional Cash Compensation increases at the discretion of the Executive Director

Termination of Contract By The Company For Cause. For the purposes of this Agreement, the Company shall be entitled to terminate Contracting Consultant for “cause” or “with cause” for the following reasons:

(a)          Because of his fraud, and misappropriation, embezzlement, or the like.

(b)          Because of his willful and continued failure to perform his material duties with respect to this Agreement which continues beyond 15 days after a written demand for substantial performance is delivered to the Contracting Consultant by the Company (the “Cured Period”);

(c)          His engaging in willful or intentional conduct that causes material and demonstrable injury, monetary or otherwise, to the Company;

(d)          His commission of any indictable felony offense;

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(e)          His material breach of this Agreement including, without limitation, engaging in any action in breach of the restriction on competitive activities in Section 10 herein which continues beyond the Cure Period (to the extent that, in the Company’s reasonable judgment, such breach can be cured).

(f)           If the Company shall terminate its business due to unprofitability or any other reason.

(g)          In the event of Contracting Consultant’s termination by the Company for cause, then contracting consultant will not receive any payments after termination as described in Section 3(b) of this Agreement.

4.           Expenses. The Corporation shall reimburse Contracted Consultant for his/her normal and reasonable expenses incurred for travel, entertainment and similar items in promoting and carrying out the business of the Corporation in accordance with the Corporation’s general policy as adopted by the Corporation’s management from time to time. As a condition of reimbursement, Contracted Consultant agrees to provide the Corporation with copies of all available invoices and receipts, and otherwise account to the Corporation in sufficient detail to allow the Corporation to claim an income tax deduction for such paid item, if such item is deductible. Reimbursements shall be made on a monthly, or more frequent, basis. Contracted Consultant shall obtain pre-approval for any expenditures above US$1,000.

5.           At-Will Relationship. Contracted Consultant understands and acknowledges that, with respect to the relevant portions of this Agreement relating to the Contracted Consultant’s consulting duties, Contracted Consultant’s Relationship with the Company is and shall continue to be at-will, as defined under applicable law, meaning that either Contracted Consultant or the Company may terminate the Relationship at any time for any reason or no reason, without further obligation or liability except as those provided for under “Term and Termination” above.

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6.           Confidential Information.

a.           Company Information. Contracted Consultant agrees at all times during the term of his/her Relationship with the Company and thereafter, to hold in strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm, corporation or other entity without written authorization of the Board of Directors or Chief Executive Officer of the Company, any Confidential Information of the Company which he/she obtains or creates. Contracted Consultant further agrees not to make copies of such Confidential Information except as authorized by the Company. The Contracted Consultant understands that “Confidential Information” means any Company proprietary information, technical data, trade secrets or know how, including, but not limited to, research, product plans, products, services, suppliers, customer lists and customers (including, but not limited to, customers of the Company on whom Contracted Consultant called or with whom Contracted Consultant became acquainted during the Relationship), prices and costs, markets, developments, inventions, laboratory notebooks, processes, formulas, technology, designs, drawings, engineering, marketing, licenses, finances, budgets or other business information disclosed to Contracted Consultant by the Company either directly or indirectly in writing, orally or by drawings or observation of parts or equipment or created by Contracted Consultant during the period of the Relationship, whether or not during working hours. Contracted Consultant understands that “Confidential Information” includes, but is not limited to, information pertaining to any aspects of the Company’s business which is either information not known by actual or potential competitors of the Company or is proprietary information of the Company or its customers or suppliers, whether of a technical nature or otherwise Contracted Consultant further understands that Confidential Information does not include any of the foregoing items which has become publicly and widely known and made generally available through no wrongful act of Contracted Consultant or of others who were under confidentiality obligations as to the item or items involved.

b.           Former Information. Contracted Consultant represents that his/her performance of all terms of this Agreement as an Contracted Consultant or Contracted Consultant of the Company have not breached and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by Contracted Consultant in confidence or trust prior or subsequent to the commencement of Contracted Consultant’s Relationship with the Company, and Contracted Consultant will not disclose to the Company, or induce the Company to use any inventions, confidential or proprietary information or material belonging to any previous employer or any other party.

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7.           Inventions.

a.            Inventions Retained and Licensed. Contracted Consultant has attached hereto, as Exhibit A a list describing with particularity all inventions, original works of authorship, developments, improvements., and trade secrets which were made by him/her prior to the commencement of the Relationship (collectively referred to as “Prior Inventions”), which belong solely to Contracted Consultant or belongs to Contracted Consultants jointly with another, which relate in any way to any of the Company’s proposed businesses, products or research and development, and which are not assigned to the Company hereunder, or, if no such list is attached. Contracted Consultant represents that there are no such Prior Inventions. If in the course of Contracted Consultant’s Relationship with the Company. Contracted Consultant incorporates into a Company product, process or machine a Prior Invention owned by him/her or in which he/she has an interest, the Company is hereby granted and shall have a non-exclusive, royalty-tree, irrevocable, perpetual, worldwide license (with the right to sublicense) to make, have made, copy, modify, make derivative works of: use, sell and otherwise distribute such Prior Invention as part of or in connection with such product, process or machine.

b.           Assignment of Inventions and Copyrights. Contracted Consultant agrees that he/she will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assigns to the Company, or its designee, all Contracted Consultant’s right, title and interest throughout the world in and to any and all inventions, original works of authorship, graphics, icons, logos, layouts, such other works of art, concepts, know-how, improvements or trade secrets, whether or not patentable or registrable under copyright or similar laws, relating to LCMD business, which Contracted Consultant may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time in which Contracted Consultant is employed by or a Contracted Consultant of the Company (collectively referred to as “Inventions”). Contracted Consultant further acknowledges that all inventions, original works of authorship, developments, concepts, know-how, improvements or trade secrets which are made by Contracted Consultant (solely or jointly with others) within the scope of LCMD business and during the period of Contracted Consultant’s Relationship with the Company are “works made for hire” (to the greatest extent permitted by applicable law” and are compensated by Contracted Consultant’s salary and any stock options or by such amounts paid to Contracted Consultant under any applicable consulting agreement or consulting arrangements, unless regulated otherwise by the mandatory law of the state of California.

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c.            Maintenance of Records. Contracted Consultant agrees to keep and maintain jointly with others during the term of Contracted Consultant’s Relationship with the Company. The laboratory notebooks, and any other format. The records will be available to and remain the sole from the Company’s place of business except as expressly permitted by Company policy which the Company’s business.

d.            Patent and Copyright Rights. Contracted Consultant agrees to assist the rights in the Inventions and any copyrights, patents, trademarks, mask work rights, moral rights, or the Company of all pertinent information and data with respect thereto, the execution of all Company shall deem necessary in order to apply for, obtain, maintain and transfer such rights and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, mask work his/her obligation to execute or cause to be executed, when it is in his/her power to do so, any such the last such intellectual property right to expire in any country of the world. If the Company is other reason to secure his/her signature to apply for or to pursue any application for any United States or foreign patents or copyright registration covering Inventions or original works of designate and appoint the Company and its duly authorized officers and agents as his/her agent and execute and file any such applications and to do all other lawfully permitted acts to further the registrations thereon with the same legal force and effect as if originally executed by Contracted all claims, of any nature whatsoever, which Contracted Consultant now or hereafter have for

8.           Returning Company Documents.

Special Techniques. It is hereby agreed that the Corporation has developed or acquired techniques, trade secrets, special written marketing plans and special customer arrangements, and develop, compile and acquire said items fall hereinafter collectively referred to as the (Corporation’s Corporation’s Property during the course and scope of his/her service with the Corporation, and will that, at the time of termination of his/her Relationship with the Company, Contracted Consultant else) any and all devices, records, data, notes, reports, lists, correspondence, equipment other documents or property, or reproductions of any aforementioned items developed successors or assigns. Except that Contracted Consultant may retain a copy of all documents.

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9.           Confidentiality and Competitive Activities.

a.           Trust. Contracted Consultant agrees that during his/her term of service he/she is information about the Corporation’s business and plans. Such duty of confidentiality shall survive.

b.           Competitive Activities. During the term of this Agreement. Contracted stockholder, corporate officer, director, or in any similar individual or representative capacity, related to the development and marketing of patent, trademark, and ;litigation docketing and filing remains free to perform his/her duties while employed at his/her current place of employment in any shall he allowed to invest as a shareholder in publicly traded companies, or through an investment.

10.         Solicitation of Employees/Contracted Consultants and Other Parties.

for a period of twenty-four (24) months immediately following the termination of his/her Consultant shall not either directly or indirectly solicit, induce, recruit or encourage any of the or take away such Contracted Consultants or Employees, or attempt to solicit induce, recruit, him/herself or for any other person or entity with respect to any business, products or services that date of termination of Contracted Consultant’s Relationship with the Company. Further, for a period of twenty- four (24) months following termination of Contracted Consultant’s not solicit any licensor to or customer of the Company or licensee of the Company’s products, in competitive to the products or services offered by the Company or under development as of the date.

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11.         General Provisions.

a.           this Agreement shall be governed by the laws of Hong Kong without giving

b.           Entire Agreement. This Agreement sets forth the entire understanding all agreements and or discussions between them. No modification, recession, or amendment to this signed by the Party to be charged. Any subsequent change or changes in Contracted Consultant’s

c.           No Implied Waivers. The failure of either party at any time to require require such performance at any time thereafter, nor shall the waiver by either party of a breach of or any other provision.

d.           Personal Services. If is understood that the services to be performed by and Contracted Consultant cannot assign the conditions and covenants of this Agreement. Subject of and bind the successors and assigns of the Corporation.

e.           Severability. If one or more of the provisions in this Agreement is deemed The parties have executed this Agreement on the respective dates set forth on the following page:

COMPANY:		CONTRACTED CONSULTANT:

Life Care Medical Devices Limited		Vascular NewTech Holdings, SL

/s/		/s/
Signature		Signature

By:	Glenn S. Foley	By:	Vascular NewTech Holdings, SL
Title:	Executive Director	Title:	Contracted Consultant

Date:	12/9/2011	Date:	/ / 2011

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